                                                                   EXHIBIT 10.7

                           FIRST AMENDMENT TO LEASE
                           ------------------------


    Reference is made to that certain lease dated October 21, 1993 (the
"Lease") by and between Gunwyn/First Street Limited Partnership ("Landlord"), a
---------                                                        ------------
Massachusetts limited partnership, and SatCon Technology Corporation ("Tenant"), a Delaware corporation.

    WHEREAS, pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described in and subject to and upon the terms and conditions set forth in the Lease; and

    WHEREAS, Tenant wishes to extend the term of this Lease and Landlord is willing to agree to such extension upon certain terms and conditions as hereinafter provided.

    NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree to the following terms and conditions and furthermore agree that the Lease shall be amended as follows:

     1.  The definition of "Premises Rentable Area" set forth in Section 1.1 of
                           ------------------------
the Lease shall be deleted and the following inserted in its place:

    (i) "For the period commencing on the Commencement Date and expiring
June 30, 1995, 36,890 square feet; and (ii) for the period commencing July 1, 1995 and thereafter, 45,820 square feet."

     2.   The definition of "Original Term" set forth in Section 1.1  of the
                            ---------------
Lease shall be amended by deleting the word "fifth" from the second line thereof and inserting the word "tenth" in its place.

     3.  The definition of "Annual Fixed Rent" set forth in Section 1.1 of the
                           -------------------
Lease shall be deleted and the following inserted in its place:

    "The sum of (i) for the period commencing on the Commencement Date and expiring June 30, 1995, $405,790.00 per annum; and (ii) for the period commencing July 1, 1995 and expiring October 31, 1998, $504,020.00 per annum; and (iii) for the period commencing November 1, 1998 and expiring October 31, 2000, $834,600.00 per annum; and (iv) for the period commencing November 1, 2000 and expiring October 31, 2003, $956,245.00 per annum."

    See the chart attached hereto as Exhibit 1 detailing the Annual Fixed Rent due for each floor of the Premises for the periods described in clauses (iii) and (iv) of the definition of Annual Fixed Rent.

     4.  The definition of "Tenant's Percentage" set forth in Section 1.1 of the
                           ---------------------
Lease shall be amended by inserting the following after the word "be" in the last line thereof: "(i) for the period commencing on the Commencement Date and expiring June 30, 1995,", and inserting the following at the end: "; and
(ii) for the period commencing July 1, 1995 and thereafter, 1.0 (100%).".

     5.   Section 2.3 of the Lease is hereby amended by:

     (i) deleting the phrase "ninety-five percent of the" from the 13th line thereof; and

     (ii) amending subsection (ii) by adding, after the word "sublet" which precedes the parenthetical, the words ,(except that if Tenant has sublet a part of a floor and Tenant wishes to remain in partial occupancy of that floor during the Extended Term, then Tenant shall be required to extend the term with respect to such entire floor and not just the portion occupied by Tenant) and such occupancy also meets the requirement set forth in the first sentence of this
Section 2.3"; and

     (iii)  by adding the following to the end of the first paragraph thereof:

     "If requested by Tenant, Landlord shall during the three month period preceding the date by which Tenant must elect to extend the term of this Lease, enter into good faith negotiations with Tenant regarding the Market Rate."; and

     (iv) inserting the following after the word "Premises" in the 2nd line of the second paragraph: "plus the fair market rent for the parking spaces afforded to Tenant under Section 5.5 hereof"; and

     (v)  deleting the last sentence of the second paragraph.

     6.  Tenant hereby acknowledges that it has exercised its rights under
Section 2.4 of the Lease and that as a result, Section 2.4 is hereby deleted from the Lease.

     7. Notwithstanding any provisions of Section 6.1.9 or 6.2.4 of the Lease to the contrary, Tenant shall not be required to restore any improvements removed from the Premises prior to June 1, 1998, nor to remove any alterations performed (nor to restore any improvements removed from the Premises) on or after June 1, 1998 in accordance with the terms of the Lease as to which Landlord shall have notified Tenant at the time of plan approval need not be removed or restored (as applicable).

     8. Tenant accepts and leases the Premises under this Lease in as is condition without representation or warranty by Landlord.

     9. Section 5.5 of the Lease shall be deleted in its entirety and the following inserted in its place:

     "5.5  Parking.  Landlord shall furnish to Tenant the parking spaces listed
           -------
below for use by Tenant's employees and/or customers at a cost to Tenant, payable monthly in advance as Additional Rent, as hereinafter provided:

     (i) For the period commencing on the Commencement Date and expiring June 30, 1995, forty-two (42) unreserved parking spaces in the parking area shown on Exhibit A (the "Lot") at a cost of $2,520 per month; and

     (ii) For the period commencing July 1, 1995 and expiring October 31, 1998, all parking spaces in the Lot at a cost of $3,420 per month; and

     (iii) For the period commencing November 1, 1998 and expiring October 31, 2000, all parking spaces in the Lot at a cost of $5,700 per month; and

     (iv) For the period commencing November 1, 2000 and thereafter, fifty-seven
(57) unreserved parking spaces in the Lot at a cost equal to the fair market rental value of such spaces, as reasonably determined from time to time by Landlord, except that, to the extent Tenant shall, pursuant to Section 2.3, elect to extend the term for the Extended Term, the fair market rent for such spaces for the Extended Term shall be included in the determination of Market Rate and to the extent that Tenant shall elect to extend the term for the Extended Term but for less than all of the Building, then the number of parking spaces to which Tenant shall be entitled for the Extended Term shall be reduced to be the number equal to the product (rounded to the nearest whole number) of fifty-seven (57) multiplied by Tenant's Percentage (as reduced pursuant to Section 2.3).

    The parking rights and privileges granted under this Section 5.5 shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 6.1.10."

     10. No payments which would otherwise be due pursuant to the last paragraph of Section 6.2.1 of the Lease shall be payable with respect to the space on the third floor subleased to Epix for the period from November 1, 1998 through October 31, 2000.

     11. Tenant represents and warrants that it has dealt with no broker in connection with the execution of this First Amendment to Lease other than CB Commercial/Whittier and Meredith & Grew (the "Brokers"), and agrees to
                                              ----------
indemnify Landlord and hold it harmless from and against any and all brokerage claims other than by CB Commercial/Whittier and Meredith & Grew arising therefrom. Landlord warrants and represents that it has dealt with no broker in connection with the execution of this First Amendment other than the Brokers. Landlord shall cause the Brokers to be paid a fee in accordance with a separate agreement.

     12. All capitalized terms used herein without definition shall have the meanings ascribed to them by the Lease;

     13. Except as herein specifically amended, this Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have hereto executed this First Amendment to Lease this 22nd day of June, 1998.



                         LANDLORD:

                         GUNWYN/FIRST STREET LIMITED PARTNERSHIP
                         By:  Gunwyn Development Corporation, a General Partner



                         By: /s/ Jennifer F. Francis
                            -----------------------------------
                            Jennifer F. Francis, Vice President



                         TENANT:

                         SATCON TECHNOLOGY CORPORATION


                         By: /s/ Michael C. Turmelle
                            -----------------------------------
                         Name: Michael C. Turmelle
                         Its:  Vice President and CFO

                                   EXHIBIT I

                       Ground
                       Floor              Floor I                  Floor 2                      Floor 3
                   (14,507 r.s.f.)     (11,336 r.s.f.)         (10,619 r.s.f.)             (9,358 r.s.f.)                   Total
                   Per s.f.   Per year    Per s.f.     Per Year    Per s.f.       Per year       Per s.f.     Per Year      Per Year

        Year 1       15.00     217,605       18.00      204,048       19.50        207,071          22.00      205,876      834,600
        Year 2       15.00     217,605       18.00      204,048       19.50        207,071          22.00      205,876      834,600
        Year 3       18.20     264,027       21.00      238,056       22.50        238,928          23.00      215,234      956,245
        Year 4       18.20     264,027       21.00      238,056       22.50        238,928          23.00      215,234      956,245
        Year 5       18.20     264,027       21.00      238,056       22.50        238,928          23.00      215,234      956,245
